QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Vicinity Corporation
(Name of the Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Vicinity Corporation
Pursuant to Rule 14a-6(b)
Under the Securities and Exchange Act of 1934
Subject Company: Vicinity Corporation
Commission File No. 000-29365

        This filing relates to the proposed merger between Vicinity Corporation and Bootstrap Merger Sub, Inc., a wholly-owned subsidiary of Microsoft Corporation, pursuant to an Agreement and Plan of Merger, dated as of October 22, 2002. The Agreement and Plan of Merger was filed by Vicinity Corporation under cover of Form 8-K on October 23, 2002 and is incorporated by reference into this filing.

PRESS RELEASE

        On November 20, 2002, Vicinity Corporation issued the following press release:

Contact Information
Katie Greene Senior Public Relations Manager Vicinity Corporation 408-543-3088 kgreene@vicinity.com	Maury Austin Senior Vice President & CFO Vicinity Corporation 408-543-3029 maustin@vicinity.com

VICINITY SETS DECEMBER 10, 2002 AS THE DATE FOR STOCKHOLDER
MEETING FOR PROPOSED ACQUISITION BY MICROSOFT

SUNNYVALE, Calif.—November 20, 2002—Vicinity Corporation (Nasdaq:VCNT) announced that it will hold a special meeting of its stockholders on Tuesday, December 10, 2002 to consider and vote upon the previously announced agreement for Microsoft to acquire Vicinity by merger. The special meeting will be held at 8:00 a.m. Pacific Time at Vicinity's headquarters located at 370 San Aleso Avenue, in Sunnyvale, California. Vicinity's stockholders of record as of November 14, 2002 will be eligible to vote at the special meeting and at any adjournment. Vicinity has filed with the SEC its definitive proxy statement respecting the proposed merger. The proxy statement was first mailed to stockholders of Vicinity on November 18, 2002.

About Vicinity
Vicinity provides technology-based solutions that enable businesses and governments to market the local availability of their products and services. Using Web, wireless and speech platforms, Vicinity offers a comprehensive portfolio of application services and application programming interfaces (APIs) that allow enterprises to analyze and direct their customers to a brick-and-mortar store, branch or outlet near them that offers the specific product or service they are seeking. Vicinity was established in 1995 and is headquartered in Sunnyvale, Calif.

# # #

Additional Information About the Merger and Where to Find It

Vicinity Corporation has filed with the SEC a definitive proxy statement and other relevant materials in connection with the merger. Before making any voting or investment decision with respect to the merger, investors and stockholders of Vicinity are urged to read the definitive proxy statement and other relevant materials filed with the SEC because they contain important information about the merger. The definitive proxy statement has been mailed to the stockholders of Vicinity. In addition, the definitive proxy statement, and all other relevant materials and documents filed by Vicinity with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. Investors and stockholders of Vicinity may obtain free copies of the documents filed by Vicinity with the SEC by contacting Vicinity Investor Relations, 370 San Aleso Avenue Sunnyvale, CA 94085, (408) 543-3000. Investors and stockholders of Vicinity may also read and copy any reports, statements and other information filed by Vicinity with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Vicinity, Microsoft and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Vicinity's stockholders in favor of the merger. Certain executive officers and directors of Vicinity have interests in the merger, including severance arrangements, acceleration of vesting of stock options and their ownership of Vicinity's common stock, which are described more fully in the definitive proxy statement.

Transactional and Business Risks and Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the acquisition by Microsoft of Vicinity. Statements regarding future events are based on Vicinity's current expectations and are necessarily subject to associated risks related to, among other things, obtaining stockholder approval of the merger and the satisfaction of other closing conditions to the merger. If the merger were to fail to close, Vicinity's business, operations and financial condition, and its ability to retain its customers, suppliers and employees, could be materially and adversely affected. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially.

The statements made in this press release above represent Vicinity's views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Vicinity does not presently intend to update these statements and undertakes no duty to any person to effect any such update under any circumstances, except as otherwise required by law.

For a further discussion of risks associated with the Vicinity's business, please see the discussion under the caption, "Factors That May Affect Future Results" in its Quarterly Report on Form 10-Q for the period ended September 30, 2002, and the other reports that have been filed by Vicinity with the SEC. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

QuickLinks

PRESS RELEASE
VICINITY SETS DECEMBER 10, 2002 AS THE DATE FOR STOCKHOLDER MEETING FOR PROPOSED ACQUISITION BY MICROSOFT